Exhibit 99.1

For release: March 11, 2025

Global Indemnity Group, LLC Reports Year Ended 2024 Results

Wilmington, Del., (March 11, 2025) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported an increase of 71% in net income available to shareholders to $42.8 million or $3.12 per share for the twelve months ended December 31, 2024 compared to $25.0 million or $1.83 per share for the same period in 2023.

Highlights for the Twelve Months Ended December 31, 2024

•
Net income available to shareholders increased 71% to $42.8 million or $3.12 per share in 2024 compared to $25.0 million or $1.83 per share in 2023.
•
Operating income increased 58% to $42.9 million in 2024 compared to $27.2 million in 2023.
•
Book value per share increased to $49.98 at December 31, 2024 from $47.53 at December 31, 2023; increased 8.1% including dividends paid of $1.40 per share in 2024.
•
Investment income increased 13% to $62.4 million in 2024 compared to $55.4 million in 2023 due to an increase in book yield on the Company’s bond portfolio to 4.4% at December 31, 2024 from 4.0% at December 31, 2023 and growth of 4% in the investment portfolio to $1.44 billion driven primarily by operating cash flow.
•
Return on equity, including unrealized gains on fixed-income securities included in stockholders' equity, was 8.4% in 2024 compared to 7.2% in 2023.
•
Investment return was 5.5% for 2024.
•
GBLI’s current accident year underwriting income increased to $18.8 million for 2024 compared with $14.3 million in 2023 driven by:
o
The Company’s Penn-America segment that posted $22.1 million of underwriting income (combined ratio of 94.4%), higher than 2023 underwriting income of $18.5 million (combined ratio of 95.2%) driven by growth in gross written premiums and improved non-catastrophe and catastrophe property results.
o
GBLI's catastrophe losses declined 26%; $12.7 million in 2024 from $17.2 million in 2023.
•
Penn-America gross written premiums, excluding products terminated, increased 12% to $395.1 million in 2024 compared to $352.4 million in 2023.
o
InsurTech grew 17% to $56.3 million in 2024 compared with $48.3 million in 2023 from organic agency growth, new agency appointments and new products.
o
Wholesale Commercial's policy premiums, excluding audit premiums, is higher by 12% in 2024 driven by aggregate premium rate increase of 7%.
o
Assumed Reinsurance increased 83% from $13.9 million in 2023 to $25.4 million in 2024 due to new treaties commencing in both 2023 and 2024.
•
Prior accident year loss development was an increase of less than $0.1 million for 2024.
•
AM Best affirmed Global Indemnity Group, LLC’s A (Excellent) rating for its U.S. insurance subsidiaries on August 1, 2024.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,
	2024	2023

Consolidated:
Net income available to shareholders	$42.8	$25.0
Net income available to shareholders per share	$3.12	$1.83
Operating income	$42.9	$27.2
Operating income per share	$3.10	$1.96
Underwriting income, current accident year	$18.8	$14.3
Underwriting income	$17.8	$3.0
Gross written premiums	$389.8	$416.4
Investment income	$62.4	$55.4
Annualized investment return	5.5%	5.7%

Combined ratio analysis:
Loss ratio	56.6%	61.1%
Expense ratio	39.0%	38.6%
Combined ratio	95.6%	99.7%
Combined ratio, current accident year	95.4%	97.3%

Penn-America Segment:
Underwriting income, current accident year	$22.1	$18.5
Underwriting income (loss)	$19.7	$(11.6)
Penn-America gross written premiums (1)	$395.1	$352.4

Combined ratio analysis:
Loss ratio	56.9%	65.8%
Expense ratio	38.1%	37.8%
Combined ratio	95.0%	103.6%
Combined ratio, current accident year	94.4%	95.2%

	As of December 31, 2024	As of December 31, 2023
Consolidated:
Book value per share	$49.98	$47.53
Book value per share plus cumulative dividends and
excluding AOCI	$58.14	$55.22
Shareholders’ equity	$689.1	$648.8
Cash and invested assets	$1,440.7	$1,390.4
Shares Outstanding (in millions)	13.7	13.6

(1) Excludes $4.9 million and $17.2 million of gross written premiums for terminated products for the twelve months ended December 31, 2024 and 2023, respectively.

Global Indemnity Group, LLC

Consolidated Statements of Operations

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2024	2023
Gross written premiums	$389,758	$416,397
Net written premiums	$379,190	$399,319

Net earned premiums	$376,992	$473,357
Net investment income	62,375	55,444
Net realized investment gains (losses)	455	(2,107)
Other income	1,365	1,435
Total revenues	441,187	528,129

Net losses and loss adjustment expenses	213,190	289,153
Acquisition costs and other underwriting expenses	147,345	182,617
Corporate and other operating expenses	25,696	23,383
Income before income taxes	54,956	32,976
Income tax expense	11,715	7,547
Net income	43,241	25,429
Less: Preferred stock distributions	440	440
Net income available to common shareholders	$42,801	$24,989

Per share data:
Net income available to common shareholders
Basic	$3.14	$1.84
Diluted	$3.12	$1.83
Weighted-average number of shares outstanding
Basic	13,636	13,553
Diluted	13,706	13,666

Cash distributions declared per common share	$1.40	$1.00

Combined ratio analysis:
Loss ratio	56.6%	61.1%
Expense ratio	39.0%	38.6%
Combined ratio	95.6%	99.7%

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,394,639 and $1,322,092; net of allowance for expected credit losses of: $0 at December 31, 2024 and 2023)	$1,381,908	$1,293,793
Equity securities, at fair value	12,284	16,508
Other invested assets	29,413	38,236
Total investments	1,423,605	1,348,537

Cash and cash equivalents	17,009	38,037
Premium receivables, net of allowance for expected credit losses of
$3,530 at December 31, 2024 and $4,796 at December 31, 2023	75,088	102,158
Reinsurance receivables, net of allowance for expected credit losses of
$8,992 at December 31, 2024 and December 31, 2023	66,855	80,439
Funds held by ceding insurers	30,026	16,989
Deferred federal income taxes	22,459	36,802
Deferred acquisition costs	41,136	42,445
Intangible assets	14,103	14,456
Goodwill	4,820	4,820
Prepaid reinsurance premiums	3,320	4,958
Receivable for securities	52	3,858
Federal income tax receivable	825	—
Lease right of use assets	9,295	9,715
Other assets	22,660	26,362
Total assets	$1,731,253	$1,729,576

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$800,391	$850,599
Unearned premiums	183,411	182,852
Reinsurance balances payable	8,181	2,642
Federal income tax payable	—	1,595
Contingent commissions	6,826	5,632
Lease liabilities	10,371	12,733
Other liabilities	32,924	24,770
Total liabilities	$1,042,104	$1,080,823

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value;
100,000,000 shares authorized, shares issued and outstanding:
4,000 and 4,000 shares, respectively, liquidation preference:
$1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized;
class A common shares issued: 11,202,355 and 11,042,670, respectively;
class A common shares outstanding: 9,914,587 and 9,771,429, respectively;
class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	459,578	454,791
Accumulated other comprehensive income (loss), net of tax	(10,410)	(22,863)
Retained earnings (1)	268,673	244,988
Class A common shares in treasury, at cost: 1,287,768 and 1,271,241 shares, respectively	(32,692)	(32,163)
Total shareholders’ equity	689,149	648,753

Total liabilities and shareholders’ equity	$1,731,253	$1,729,576

(1)
Since the Company’s initial public offering in 2003, the Company has returned $629 million to shareholders, including $522 million in share repurchases and $107 million in dividends/distributions.

Segment Data for the Twelve Months Ended December 31, 2024 and 2023

(Dollars in millions)

Underwriting Income for the Twelve Months Ended December 31,

	Penn-America		Non-Core Operations		Consolidated
	2024	2023	2024	2023	2024	2023

Revenues:
Gross written premiums	$400.0	$369.7	$(10.2)	$46.7	$389.8	$416.4
Net written premiums	$389.6	$356.8	$(10.4)	$42.5	$379.2	$399.3
Net earned premiums	$369.8	$354.5	$7.2	$118.9	$377.0	$473.4

Underwriting income (loss), current
accident year	$22.1	$18.5	$(3.3)	$(4.2)	$18.8	$14.3
Underwriting income (loss)	$19.7	$(11.6)	$(1.9)	$14.6	$17.8	$3.0

Combined ratio analysis:
Loss ratio
Current accident year	56.4%	57.4%	64.6%	64.2%	56.5%	59.1%
Prior accident year	0.5%	8.4%	(24.3%)	(17.1%)	0.1%	2.0%
Calendar year loss ratio	56.9%	65.8%	40.3%	47.1%	56.6%	61.1%
Expense ratio	38.1%	37.8%	86.5%	40.8%	39.0%	38.6%
Combined ratio	95.0%	103.6%	126.8%	87.9%	95.6%	99.7%
Combined ratio, current accident year	94.4%	95.2%	145.6%	103.7%	95.4%	97.3%

Gross Written Premiums for the Twelve Months Ended December 31,

	2024	2023	% Change
Penn-America:
Wholesale Commercial	$248.6	$234.9	6%
InsurTech	56.3	48.3	17%
Assumed Reinsurance	25.4	13.9	83%
	330.3	297.1	11%
Specialty Products	69.7	72.6	(4%)
Penn-America	400.0	369.7	8%
Non-Core Operations	(10.2)	46.7	(122%)
Total	$389.8	$416.4	(6%)

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2024	December 31, 2023

Fixed maturities	$1,381.9	$1,293.8
Cash and cash equivalents	17.0	38.0
Total fixed maturities and cash and cash equivalents	1,398.9	1,331.8
Equities and other invested assets	41.7	54.7
Total cash and invested assets, gross	1,440.6	1,386.5
Receivable for securities	0.1	3.9
Total cash and invested assets, net	$1,440.7	$1,390.4

	Total Pre-Tax Investment Return
	For the Twelve Months Ended December 31,
	2024	2023

Net investment income	$62.4	$55.4

Net realized investment gains (losses)	0.5	(2.1)
Net unrealized investment gains (losses)	15.4	25.2
Net realized and unrealized investment return	15.9	23.1

Total investment return	$78.3	$78.5

Average total cash and invested assets	$1,415.5	$1,366.6

Total investment return %	5.5%	5.7%

SUMMARY OF OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2024	2023

Operating income, net of tax (1)	$42,879	$27,181

Net realized investment gains (losses), net of tax	362	(1,752)
Net income	$43,241	$25,429

Weighted average shares outstanding – diluted	13,706	13,666

Operating income per share – diluted (2)	$3.10	$1.96

(1)
Operating income, net of tax, excludes preferred shareholder distributions of $0.44 million for each of the twelve months ended December 31, 2024 and 2023.
(2)
The operating income per share calculation is net of preferred shareholder distributions of $0.44 million for each of the twelve months ended December 31, 2024 and 2023.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI) provides diversified offerings for both specialty property and casualty insurance in the Excess & Surplus Lines market through its subsidiaries. Belmont Holdings GX, LLC, is an insurance holding company that manages its core and non-core insurance portfolios through its wholly owned specialty insurance companies. Its distribution and specialized services group, Penn-America Underwriters, LLC, focuses on the underwriting, growth and distribution of insurance products, technology services, and claim services supporting its policyholders and agents.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3] Disseminated pursuant to the "safe harbor" provisions of Section 21E of the Security Exchange Act of 1934.

Contact:	Brian J. Riley
Chief Financial Officer
(610) 660-6817
briley@gbli.com